Exhibit 10.1

EXECUTION COPY

$770,000,000

iGATE CORPORATION

9% Senior Notes due 2016

PURCHASE AGREEMENT

April 14, 2011

JEFFERIES & COMPANY, INC. (“Jefferies”)

RBC CAPITAL MARKETS, LLC

c/o Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

iGATE Corporation, a Pennsylvania corporation (the “Company”), and iGATE Technologies, Inc., a Pennsylvania corporation (the “Guarantor”), hereby agree with you as follows:

1. Issuance of Notes. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the several Initial Purchasers named in Schedule I hereto, acting severally and not jointly (the “Initial Purchasers”), $770,000,000 aggregate principal amount of 9% Senior Notes due 2016 (each a “Note” and, collectively, the “Notes”). The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of April 29, 2011, by and among the Company, the Guarantor and Wilmington Trust FSB, as trustee (the “Trustee”). The proceeds of the Notes will be used to finance the acquisition (the “Acquisition”) of a majority stake of Patni Computer Systems Limited (“Patni”) and related transactions as described under the caption “Use of Proceeds” in the Time of Sale Document.

As more fully described in the Time of Sale Document under the caption “The Transactions,” in connection with the Acquisition, (i) Pan-Asia iGATE Solutions, a company incorporated under the laws of Mauritius and a wholly-owned subsidiary of the Company (“iGATE Mauritius”), and iGATE Global Solutions Limited, a company incorporated under the laws of India and a wholly-owned indirect subsidiary of the Company (“iGATE India” and, together with iGATE Mauritius, the “Acquirers”) entered into a share purchase agreement, dated January 10, 2011, with Mr. Gajendra K. Patni, Mr. Ashok K. Patni and Mr. Narendra K. Patni to purchase equity ownership in Patni, (ii) iGATE Mauritius entered into a share purchase agreement and a securities purchase agreement, each dated January 10, 2011, with General Atlantic Mauritius Limited, a company incorporated under the laws of Mauritius, to purchase equity ownership in Patni, (iii) the Company entered a securities purchase agreement dated as of January 10, 2011, with Viscaria Limited (“Viscaria”), a company backed by funds advised by

Apax Partners LLP (collectively, the “Sponsor”), pursuant to which the Company agreed to sell to Viscaria newly designated 8.00% Series B Convertible Participating Preferred Stock, no par value per share (the “Series B Preferred Stock”), which is convertible into common stock of the Company and (iv) the Acquirers entered into an equity commitment letter, dated as of January 10, 2010, with Viscaria and the Sponsor pursuant to which the Sponsor has agreed to purchase equity and/or debt securities of Viscaria for an aggregate amount of up to $480 million in order to enable Viscaria to satisfy its obligations under the securities purchase agreement (each agreement set forth in (i) through (iv), an “Acquisition Agreement” and collectively, the “Acquisition Agreements”). In connection with the Acquisition, the Acquirers have commenced a tender offer (the “Offer”) to purchase for cash, shares and American Depository Shares representing equity interests in Patni. After the Acquisition is consummated, Patni will become an indirect subsidiary of the Company. All references in this Agreement to “Subsidiaries” of the Company (and all similar references) shall be deemed to mean and include Patni.

On or prior to the date on which the Acquisition is consummated, the Company will enter into a senior secured revolving credit agreement (the “Credit Agreement”) with Jefferies Finance LLC and Royal Bank of Canada pursuant to a commitment letter dated January 10, 2011.

Concurrently with the Closing Date, the Company will enter into an escrow agreement (the “Escrow Agreement”) with the Trustee and Standard Chartered Bank, as escrow agent (the “Escrow Agent”), pursuant to which the proceeds of the offering of the Securities will be placed in an escrow account in the United Kingdom maintained as a trust account with the Trustee (the “Escrow Account”) and the Company will deposit sufficient funds into the Escrow Account such that the escrowed funds will be equal to the sum of (x) $770,000,000 and (y) the amount of interest that would accrue on the Notes for the period from the issuance date thereof to the 30th day following such issuance date (the “Escrow Redemption Amount”). Funds held in the Escrow Account may only be invested in U.S. cash or U.S. Government Obligations (as such term is defined in the Indenture and collectively, with any other property from time to time held by the Escrow Agent, the “Escrow Property”). Concurrently with the Closing Date, the Company will also enter into an escrow account security deed with the Trustee (the “Escrow Account Security Deed”) to secure the Notes with the Escrow Property pending the consummation of the Patni Acquisition. The Escrow Property will be held in the Escrow Account in accordance with the terms and provisions set forth in the Escrow Agreement, and released in accordance with the conditions set forth therein, as described in the Time of Sale Document (as hereinafter defined) and the Final Offering Memorandum (as hereinafter defined) (such date of release, the “Release Date”). If the Release Date does not occur by May 29, 2011, the Securities will be redeemed at the Escrow Redemption Amount in accordance with the terms of the Indenture (such date of redemption, the “Special Mandatory Redemption Date”).

The Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). The Company has prepared (i) a preliminary offering memorandum, dated April 4, 2011 (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet, dated the date hereof, attached hereto as Schedule II, which includes pricing terms and other information with respect to the Notes (the “Pricing Supplement”), and (iii) the Final Offering Memorandum, in each case, relating to the offering and sale of the Notes (the “Offering”). All references in this Agreement to the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum include, unless expressly stated otherwise, (i) all amendments or supplements thereto prepared by, or approved in writing by, the Company, (ii) all financial statements and schedules and other information contained therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum shall be deemed to mean all such information contained therein), (iii) any electronic copy of the Time of Sale Document or Final Offering Memorandum and (iv) any offering memorandum “wrapper” to be used in connection with offers to sell, solicitations of offers to buy or sales of the Notes in non-U.S. jurisdictions. The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.” As used herein, “Applicable Time” means 9:40 a.m. (New York time) on April 14, 2011.

2. Terms of Offering. The Initial Purchasers have advised the Company, and the Company understands, that the Initial Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Notes purchased by the Initial Purchasers hereunder on the terms set forth in the Time of Sale Document and the Final Offering Memorandum to persons (the “Subsequent Purchasers”) whom the Initial Purchasers reasonably believe (i) are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act)(“QIBs”), or (ii) are not “U.S. persons” (as defined in Regulation S under the Securities Act) and in compliance with the laws applicable to such persons in jurisdictions outside of the United States.

Pursuant to the Indenture, all wholly-owned domestic subsidiaries of the Company that guarantee the Credit Agreement shall fully and unconditionally guarantee, on a senior basis, to each holder of the Notes and the Trustee, the payment and performance of the Company’s obligations under the Indenture and the Notes (such guarantee being referred to herein as a “Guarantee” and, together with the Notes, the “Securities”). Initially, only the Guarantor shall guarantee the Notes.

Holders of the Notes (including Subsequent Purchasers) will have the registration rights set forth in the registration rights agreement applicable to the Notes (the “Registration Rights Agreement”) in the form attached as Exhibit A hereto, to be executed on and dated as of the Closing Date. Pursuant to the Registration Rights Agreement, the Company and the Guarantor will agree, among other things, to file with the SEC (a) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to notes and guarantees to be offered in exchange for the Notes (the “Exchange Notes”) and the Guarantees (the “Exchange Guarantees”) which shall be identical to the Notes and the Guarantees, except that the Exchange Notes and the Exchange Guarantees shall have been registered pursuant to the Exchange Offer Registration Statement and will not be subject to restrictions on transfer or contain additional interest provisions, (such offer to exchange being referred to as the “Exchange Offer”), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Notes and the Guarantees. If required under the Registration Rights Agreement, the Company will issue Exchange Notes (the “Private Exchange Notes”) and the Guarantor will issue the Exchange Guarantees (“Private Exchange Guarantees”) to the Initial Purchasers. If the Company and the Guarantor fail to satisfy their obligations under the Registration Rights Agreement, the Company will be required to pay additional interest to the holders of the Notes under certain circumstances to be set forth in the Registration Rights Agreement.

This Agreement, the Indenture, the Registration Rights Agreement, the Acquisition Agreements, the Escrow Agreement, the Escrow Account Security Deed, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Private Exchange Notes and the Private Exchange Guarantees are collectively referred to herein as the “Documents”, and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”

3. Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and each of the Initial Purchasers agree, severally but not jointly, to purchase from the Company, the Securities at a purchase price of 100% of the aggregate principal amount thereof. Delivery to the Initial Purchasers of and payment for the Securities shall be made at a closing (the “Closing”) to be held at 9:00 a.m., New York time, on April 29, 2011 (the “Closing Date”) at the New York offices of Shearman & Sterling LLP (or such other place as shall be reasonably acceptable to the Initial Purchasers); provided, however, that if the Closing has not taken place on the Closing Date because of a failure to satisfy one or more of the conditions specified in Section 7 hereof and this Agreement has not otherwise been terminated by the Initial Purchasers in accordance with its terms, “Closing Date” shall mean 9:00 a.m. New York time on the first business day following the satisfaction (or waiver) of all such conditions after notification by the Company to the Initial Purchasers of the satisfaction (or waiver) of such conditions. As compensation for the services rendered by the Initial Purchasers to the Company in respect of the issuance and sale of the Securities, the Company agrees to pay the Initial Purchasers a commission in the amount of 2.20% of the aggregate principal amount of the Securities on the earlier to occur of the Release Date or the Special Mandatory Redemption Date.

The Company shall deliver to the Initial Purchasers one or more certificates representing the Securities in definitive form, registered in such names and denominations as the Initial Purchasers may request, against payment by the Initial Purchasers of the purchase price therefor by immediately available federal funds bank wire transfer to the Escrow Account. The certificates representing the Securities in definitive form shall be made available to the Initial Purchasers for inspection at the New York offices of Shearman & Sterling LLP (or such other place as shall be reasonably acceptable to the Initial Purchasers) not later than 9:00 a.m. New York time one business day immediately preceding the Closing Date. Securities to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4. Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to, and agrees with, the Initial Purchasers that:

(a)	Offering Materials Furnished to Initial Purchasers. The Company has delivered to the Initial Purchasers the Time of Sale Document, the Final Offering Memorandum and each Company Additional Written Communication (as hereinafter defined) in such quantities and at such places as the Initial Purchasers have reasonably requested.

(b)	Limitation on Offering Materials. The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities, or otherwise is prepared to market the Securities, other than (i) the Time of Sale Document, (ii) the Final Offering Memorandum and (iii) any marketing materials (including any roadshow or investor presentation materials) or other written communications, in each case used in accordance with Section 5(c) hereof (each such communication by the Company or its agents or representatives described in this clause (iii), a “Company Additional Written Communication”).

(c)	No Material Misstatement or Omission. (i) The Time of Sale Document, as of the Applicable Time, did not and, at all times subsequent thereto through the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Final Offering Memorandum, as of the date thereof, did not and, at the time of each sale of the Securities and at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) each such Company Additional Written Communication, when taken together with the Time of Sale Document, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that the representations and warranties set forth in this paragraph do not apply to statements or omissions, made in reliance upon and in conformity with information relating to any Initial Purchaser and furnished to the Company or the Guarantor in writing by the Initial Purchasers expressly for use in the Time of Sale Document or the Final Offering Memorandum as set forth in Section 13. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Securities or the use of the Time of Sale Document or the Final Offering Memorandum in any jurisdiction. No statement of material fact included in the Final Offering Memorandum has been omitted from the Time of Sale Document, and no statement of material fact included in the Time of Sale Document has been omitted from the Final Offering Memorandum.

(d)	Reporting Compliance. The Company is subject to, and is in full compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”).

(e)	Preparation of the Financial Statements of the Company. The financial statements of the Company included in the Time of Sale Document and the Final Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and, except for the separate financial statements of the guarantor subsidiaries as required by Rule 3-10 of Regulation S-X, in accordance with the requirements of Regulation S-X. No other financial statements of the Company are required to be included in the Time of Sale Document or the Final Offering Memorandum. The financial data set forth under the captions “Summary—Summary Historical and Pro Forma Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Statements” and “Selected Historical Consolidated Financial Data” in the Time of Sale Document and the Final Offering Memorandum fairly present the information set forth therein and has been prepared on a basis consistent with that of the audited financial statements of the Company contained in the Time of Sale Document and the Final Offering Memorandum. The unaudited pro forma financial information and related notes of the Company and its subsidiaries contained in the Time of Sale Document and the Final Offering Memorandum, except for the separate financial statements of the guarantor subsidiaries as required by Rule 3-10 of Regulation S-X, have been prepared in accordance with the requirements of Regulation S-X and have been properly presented on the bases described therein, and give effect to assumptions used in the preparation thereof are on a reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(f)	Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Time of Sale Document or the Final Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(g)

Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company and the Subsidiaries (which, in the case of Patni, is to the Company’s knowledge, after due inquiry) have established and maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company and Patni, as applicable, including its consolidated subsidiaries, is made known to the Company’s or Patni’s, as applicable, principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company or Patni, as applicable, for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s or Patni’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or Patni’s internal control over financial reporting. The statements relating to disclosure controls and procedures made by the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company in the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith are complete and correct.

(h)	Independent Accountants. Ernst & Young, LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of the Company included in the Time of Sale Document and the Final Offering Memorandum, are (i) independent public or certified public accountants as required by the Securities Act and the Exchange Act with respect to the Company, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(i)	No Material Adverse Change. Subsequent to the respective dates as of which information is contained in the Time of Sale Document and the Final Offering Memorandum, except as disclosed in the Time of Sale Document and the Final Offering Memorandum, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, in each case, that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries, taken as a whole, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole and (iv) there has been no development that could reasonably be expected to result in a material adverse effect on the consummation of the transactions contemplated by the Acquisition Agreements, including, without limitation, the Acquisition (each of clauses (i), (ii), (iii) and (iv), a “Material Adverse Change”). To the Company’s knowledge, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect (as defined below) except as disclosed in the Time of Sale Document and the Final Offering Memorandum.

(j)	Rating Agencies. No “nationally recognized statistical rating organization” (as such term is used under Section 15E of the Exchange Act) (i) has imposed (or has informed the

Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or any of the Subsidiaries or to any securities of the Company or any of the Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative implications or under review for a possible change that does not indicate the direction of the possible change) or (B) any change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

(k)	Incorporation and Good Standing of the Company and its Subsidiaries. The Company and each of the Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Time of Sale Document and the Final Offering Memorandum and, to enter into and perform its obligations under this Agreement. Each of the Company and each Subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company or any Subsidiary to perform its obligations in all material respects under any Document, (C) the validity or enforceability of any of the Documents, or (D) the consummation of any of the Transactions (each, a “Material Adverse Effect”). All of the issued and outstanding capital stock or other equity or ownership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended 2010 and (ii) such other entities omitted from Exhibit 21 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X (collectively, and together with Patni, the “Subsidiaries”). As of the date of the Time of Sale Document and the Final Offering Document, the only “significant subsidiary” of the Company is iGATE Global Solutions, Limited, an entity organized under the laws of India. Upon the consummation of the Acquisition, Patni will become a “significant subsidiary” of the Company.

(l)	Guarantor. Other than the Guarantor, the Company has no wholly-owned domestic subsidiary which has Total Assets (as determined in accordance with generally accepted accounting principles in the United States) and Consolidated EBITDA (each, as defined in the Indenture and measured, in the case of Total Assets, at the end of the most recent fiscal period for which internal financial statements are available and, in the case of Consolidated EBITDA, for the four quarters ended most recently for which internal financial statements are available, in each case measured on a pro forma basis after giving effect to any acquisitions or depositions of companies, division or lines of business since such balance sheet date or the start of such four quarter period, as applicable, and on or prior to the date of acquisition of such subsidiary) of 5.0% or more of the Company’s Total Assets and Consolidated EBITDA (the “Material Subsidiaries”). The subsidiaries which are not Material Subsidiaries do not collectively have Total Assets and Consolidated EBITDA of 5.0% or more of the Company’s Total Assets and Consolidated EBITDA.

(m)	Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company as of December 31, 2010 is as set forth in the Time of Sale Document and the Final Offering Memorandum under the caption “Capitalization.” The authorized, issued and outstanding capital stock of Patni as of December 31, 2010 is as set forth Patni’s Annual Report on Form 20-F for the year ended December 31, 2010. All of the issued and outstanding capital stock of the Company and each of the Subsidiaries, including Series B Preferred Stock issued to Viscaria, have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. The Series B Preferred Stock that will be issued upon the consummation of the Acquisition has been duly authorized and, upon payment therefor in accordance with the Acquisition Agreements, will be validly issued, fully paid and nonassessable and will be issued in compliance with federal and state securities laws. None of the outstanding capital stock of the Company or the Subsidiaries was, or in the case of Series B Preferred Stock to be issued, will be, issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or the Subsidiaries, as applicable. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Subsidiaries, including any Series B Preferred Stock, other than those accurately described in the Time of Sale Document and the Final Offering Memorandum.

(n)	Legal Power and Authority. Each of the Company, the Acquirers and the Guarantor has all necessary power and authority to execute, deliver and perform their respective obligations under the Documents to which they are a party and to consummate the Transactions, including the Acquisition.

(o)

This Agreement, Indenture, Registration Rights Agreement, Escrow Agreement and Escrow Account Security Deed. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantor. Each of the Indenture, the Registration Rights Agreement, the Escrow Agreement and the Escrow Account Security Deed has been duly and validly authorized by the Company and, if applicable, the Guarantor. Each of the Indenture, the Registration Rights Agreement, the Escrow Agreement and the Escrow Account Security Deed, when executed and delivered by the

Company and, if applicable, the Guarantor, will constitute a legal, valid and binding obligation of each of the Company and, if applicable, the Guarantor, enforceable against each of the Company and, if applicable, the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (iii) with respect to the Registration Rights Agreement’s rights to indemnity or contribution thereunder, federal and state securities laws and public policy considerations. When executed and delivered, this Agreement, the Indenture, the Registration Rights Agreement, the Escrow Agreement and the Escrow Account Security Deed will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum. When executed and delivered by the Company and the Guarantor, the Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC thereunder (collectively, the “TIA”).

(p)	Escrow Property. Upon execution of the Escrow Agreement and the Escrow Account Security Deed, the establishment of the Escrow Account to hold the Escrow Property and the issuance of the Securities, the Escrow Property granted in favor of the Trustee and the holders of the Securities pursuant to the Escrow Agreement and the Escrow Account Security Deed will constitute a perfected first priority security interest (assuming the due authentication, execution and delivery by the Trustee) in favor of the holders of the Securities and there are no other liens on or security interests in the Escrow Account of the Escrow Property.

(q)	The Acquisition Agreements. Each Acquisition Agreement has been duly and validly authorized, executed and delivered by, and is a legal, valid and binding obligation of the Acquirers, enforceable against the Acquirers in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Company reasonably believes that the conditions to the Acquisition set forth in each Acquisition Agreement will be satisfied, and that the Acquisition will be consummated on the terms and by the date, and as otherwise contemplated by, the Time of Sale Document and the Final Offering Memorandum.

(r)	The Credit Agreement. Upon the consummation of the Acquisition, the Credit Agreement will have been validly and duly authorized and, concurrently with or promptly following the release of the Escrow Property from the Escrow Account, the Credit Agreement will be duly executed and delivered by, and will constitute a legal, valid and binding obligation of, each of the Company and the guarantors party thereto, enforceable against the Company and the guarantors party thereto in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles

(s)	Notes. The Notes, Exchange Notes and Private Exchange Notes have each been duly and validly authorized by the Company and, in the case of the Notes, when duly authenticated by the Trustee, issued and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will constitute legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Notes will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum and will be in the form contemplated by the Indenture.

(t)	Non-Contravention of Existing Instruments. Neither the Company nor any of the Subsidiaries is (i) in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, (ii) in violation of any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”) of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), applicable to any of them or any of their respective properties, or (iii) in breach of or default (or, with the giving of notice or lapse of time, would be in default) (a “Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of the Subsidiaries), or to which any of the property or assets of the Company or any of the Subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) or (iii), for such violations, breaches or Defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)

No Conflicts. The Company’s, any Acquirer’s or Guarantor’s execution, delivery and performance of this Agreement, each Acquisition Agreement, Escrow Agreement, the Escrow Account Security Deed, the Indenture, the Registration Rights Agreement, the Credit Agreement, consummation of the transactions contemplated hereby and thereby and by the Time of Sale Document and the Final Offering Memorandum, including the issuance and sale of the Securities and the consummation of the Transactions (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational document of the Company or any of the Subsidiaries, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as hereinafter defined) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries (which, in the case of Patni, is to the knowledge of the Company, after due inquiry) pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any Applicable Law. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries (which, in the case of Patni, is to the knowledge of the Company, after due inquiry).

(v)	No Consents. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s, any Acquirer’s or Guarantor’s execution, delivery and performance of this Agreement, each Acquisition Agreement, Escrow Agreement, the Escrow Account Security Deed, the Indenture, the Registration Rights Agreement and the Credit Agreement, consummation of the transactions contemplated hereby and thereby and by the Time of Sale Document and the Final Offering Memorandum, including the issuance and sale of the Securities and the consummation of the Transactions, except (i) such as have been obtained or made by the Company and are in full force and effect, or will be made as of the Closing Date, under the Securities Act, applicable state securities or blue sky laws, (ii) as may be required under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions or other non-U.S. laws applicable to the purchase of the Securities outside the U.S. in connection with the Transactions, (iii) as contemplated by the Registration Rights Agreement, the Escrow Agreement and the Escrow Account Security Deed, or (iv) that would not reasonably be expected to have a Material Adverse Effect.

(w)	No Material Actions or Proceedings. Except as otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of the Subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of the Subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such Subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Effect or (C) any such action, suit or proceeding is or would be material in the context of the issuance and sale of the Securities or the consummation of the Acquisition. No material labor dispute with the employees of the Company or any of the Subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(x)	All Necessary Permits, etc. Except as would not reasonably be expected to have a Material Adverse Effect:

(i) each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now or proposed to be conducted as described in the Time of Sale Document and the Final Offering Memorandum (collectively, “Permits”);

(ii) each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits;

(iii) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or has resulted, or after notice or lapse of time would result, in any other material impairment of the rights of the holder of any such Permit; and

(iv) none of the Company or any of the Subsidiaries has received or has any reason to believe it will receive any notice of any proceeding relating to revocation or modification of any such Permit.

(y)	Title to Properties. The Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 4(e) above (or elsewhere in either the Time of Sale Document and the Final Offering Memorandum) and Patni and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements included in either the Time of Sale Document and the Final Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any of the Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary.

(z)	Tax Law Compliance. The Company and the Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings.

(aa)

Intellectual Property Rights. The Company and the Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received, or has any reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others which could reasonably be expected to result in a Material Adverse Effect. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Time of Sale Document and the Final Offering Memorandum and are not described therein. No claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of any Intellectual Property or any license or agreement related thereto, other than any claims that, if successful, would not, individually or in the aggregate, result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company or any of the Subsidiaries has been obtained or is being used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of its or the Subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons.

(bb)	ERISA Compliance. The Company and the Subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiaries or their ERISA Affiliates (as hereinafter defined) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(cc)

Compliance with Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(dd)	Insurance. The Company and the Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the businesses in which they are engaged to protect the Company and the Subsidiaries and their respective businesses; and neither the Company nor any of the Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business as now conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(ee)	Company’s Accounting System. The Company and each of the Subsidiaries (which, in the case of Patni, is to the knowledge of the Company, after due inquiry) make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has not been and there is no “material weaknesses” or “significant deficiencies” (each, as defined in Rule 12b-2 of the Exchange Act) in the Company’s or, to the knowledge of the Company, after due inquiry, Patni’s internal control over financial reporting (whether or not remediated) and since December 31, 2010, there has been no change in the Company’s or, to the knowledge of the Company, after due inquiry, Patni’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or Patni’s, as applicable, internal control over financial reporting.

(ff)	Use of Proceeds; Solvency; Going Concern. On the Closing Date, after giving pro forma effect to the Offering, the Acquisition and the use of proceeds therefrom described under the caption “Use of Proceeds” in the Time of Sale Document and Final Offering Memorandum, the Company, on a consolidated basis, (i) will be Solvent (as hereinafter defined) and (ii) will have sufficient capital for carrying on its business. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company on a consolidated basis is not less than the total amount required to pay the liabilities of the Company on a consolidated basis on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company, on a consolidated basis, is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Time of Sale Document and Final Offering Memorandum, the Company, on a consolidated basis, is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company, on a consolidated basis, is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company on a consolidated basis is otherwise not insolvent under the standards set forth in Applicable Laws.

(gg)	No Price Stabilization or Manipulation. Neither the Company nor any of its affiliates as defined under the Securities Act (an “Affiliate”) has and, to the Company’s knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of any of the Securities or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) except as disclosed in the Time of Sale Document and the Final Offering Memorandum, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(hh)	Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Time of Sale Document and the Final Offering Memorandum which have not been described as required.

(ii)

No Registration Required Under the Securities Act or Qualification Under the TIA. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the TIA is required for the offer or sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or are not “U.S. persons” (as defined under Regulation S of the Securities Act), (ii) the accuracy of each of the Initial Purchaser’s representations contained herein regarding the absence of general solicitation in connection with the sale of the Securities to the Initial Purchasers and in the Exempt Resales and (iii) the Initial Purchasers’ compliance with the procedures set forth in Section 6.

(jj)	No Integration. The Securities will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof; and the Company does not have any intention of making, and will not make, an offer or sale of such securities of the Company of the same class as the Securities, for a period of six months after the date of this Agreement, except for the offering of the Securities as contemplated by this Agreement or the Registration Rights Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(kk)	No Directed Selling Efforts. None of the Company, any of its Affiliates or other person acting on behalf of the Company has, with respect to Securities sold outside the United States, offered the Securities to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or engaged in any directed selling efforts within the meaning of Rule 902 under the Securities Act; the Company, any Affiliate of the Company and any person acting on behalf of the Company have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; and neither the Company nor any of its Affiliates has entered or will enter into any arrangement or agreement with respect to the distribution of the Securities, except for this Agreement; provided that no representation is made in this paragraph with respect to the actions of the Initial Purchasers.

(ll)	No Applicable Registration or Other Similar Rights. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, there are no persons with registration or other similar rights to have any equity or debt securities of the Company or any Affiliate registered for sale under a registration statement, except for rights contained in the Registration Rights Agreement.

(mm)	Investment Company Act. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not an “investment company” or an entity controlled by an investment company within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(nn)	Brokers. Neither the Company nor any of its Affiliates has engaged any broker, finder, commission agent or other person (other than the Initial Purchasers) in connection with the offering of the Securities or any of the Transactions, and neither the Company nor any of its Affiliates is under any obligation to pay any broker’s fee or commission in connection with such Transactions (other than commissions or fees to the Initial Purchasers).

(oo)	Dividend Restrictions. Except as prohibited or restricted under Applicable Law, none of the Subsidiaries is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(pp)	Sarbanes-Oxley. There is and has been no failure on the part of the Company and the Subsidiaries (which, in the case of Patni, is to the Company’s knowledge, after due inquiry) or any of the officers and directors of the Company or any of the Subsidiaries (which, in the case of Patni, is to the Company’s knowledge, after due inquiry), in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(qq)	Foreign Corrupt Practices Act. None of the Company or any of the Subsidiaries or, to the knowledge of the Company, any director, officer, employee or, to the knowledge of the Company or any of the Subsidiaries, any agent or other person acting on behalf of the Company or any of the Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of the Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee.

(rr)	Money Laundering Laws. The operations of the Company and the Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ss)

OFAC. Neither the Company nor the Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any of the Subsidiaries or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department

(“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(tt)	Financial Services and Market Act. The Company has not taken or omitted to take any action and will not take any action or omit to take any action (such as issuing any press release or making any other public announcement referring to the Offering without an appropriate stabilization legend) which may result in the loss by the Initial Purchasers of the ability to rely on any stabilization safe harbour provided by the Financial Services Authority of the United Kingdom under the Financial Services and Markets Act 2000 (the “FSMA”); provided, however, that an appropriate stabilization legend was not in the Preliminary Offering Memorandum or the Pricing Supplement. The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority of the United Kingdom, in particular the guidance contained in Section MAR 2 of the Financial Services Handbook.

5. Covenants of the Company and the Guarantor. Each of the Company and the Guarantor jointly and severally agrees:

(a)	Securities Law Compliance. To (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, untrue or that requires the making of any additions to or changes in the Time of Sale Document, any Company Additional Written Communication, or the Final Offering Memorandum, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)

Offering Documents. To (i) furnish the Initial Purchasers, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request, and (ii) promptly prepare, upon the Initial Purchasers’ reasonable request, any amendment or supplement to the Time of Sale Document or Final Offering Memorandum that the Initial Purchasers, upon advice of legal counsel, determine may be necessary in connection with Exempt Resales (and the Company and the Guarantor hereby consent to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto prepared by, or approved in writing, by the Company, by the Initial Purchasers in connection with Exempt Resales).

(c)	Consent to Amendments and Supplements. Not to amend or supplement the Time of Sale Document or the Final Offering Memorandum prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all the Securities purchased by the Initial Purchasers, unless the Initial Purchasers shall previously have been advised thereof and shall have provided their written consent thereto. Before making, preparing, using, authorizing, approving or referring to any Company Additional Written Communications, the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably object within a reasonable amount of time. The Company and the Guarantor consent to the use by the Initial Purchasers of a Company Additional Written Communication that contains (A) information describing the preliminary terms of the Securities or their offering as described in the Time of Sale Document or (B) information that describes the final terms of the Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of the Pricing Supplement.

(d)	Preparation of Amendments and Supplements to Offering Documents. So long as the Initial Purchasers shall hold any of the Securities, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum to correct any untrue statement of a material fact or omission to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the Final Offering Memorandum to comply with any Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Time of Sale Document and the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchasers) so that (A) as so amended or supplemented, the Time of Sale Document and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Time of Sale Document and the Final Offering Memorandum will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum so that the Time of Sale Document and the Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchasers) so that the Time of Sale Document or the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)	“Blue Sky” Law Compliance. To cooperate with the Initial Purchasers and their counsel to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions reasonably designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)

Payment of Expenses. Whether or not any of the Offering or the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Time of Sale Document and the Final Offering Memorandum and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Securities, (D) the qualification of the Securities for offer and sale under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions (including, without limitation, the fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification) and (E) furnishing such copies of the Time of Sale Document and the Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchasers, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company or the Guarantor, (iii) all fees and expenses (including fees and expenses of counsel) of the Company or the Guarantor in connection with approval of the Securities by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies in connection with the rating of the Securities, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee, (vi) all fees and expenses incurred with respect to the negotiating, disclosing, creating and perfecting the security interests contemplated by the Escrow Account Security Deed, and (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, provided, however that no aircraft will be chartered in connection with the road show without the prior written consent of the Company. Notwithstanding anything to the contrary contained in this paragraph, the Initial Purchasers shall reimburse the Company (i) for each person affiliated with the Initial Purchasers who travels on such chartered aircraft, an amount equal to the full, undiscounted, unrestricted first class airfare as if booked through the Initial Purchasers’ travel department on a major commercial airline for an equivalent route for the same day of the week as the day on which such person traveled on the chartered aircraft and (ii) for their own counsel fees in connection with the Offering.

(g)	Use of Proceeds. To use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds.”

(h)	Transaction Documents. To do and perform all things required to be done and performed under the Documents prior to and after the Closing Date.

(i)	Integration. Not to, and to ensure that no Affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Securities.

(j)	Stabilization or Manipulation. Not to take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise.

(k)	DTC. To comply with the representation letter of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

(l)	Rule 144(A) Information. For so long as any of the Securities remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective Subsequent Purchasers of such Securities from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(m)	Furnish Trustee and Noteholder Reports. For so long as any of the Securities remain outstanding, to furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed; provided, however that so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, it is not required to furnish such reports or statements to the Initial Purchasers.

(n)	Additional Offering Materials. Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Securities other than the Time of Sale Document and the Final Offering Memorandum and any amendments and supplements to the Preliminary Offering Memorandum or the Final Offering Memorandum prepared in compliance with this Agreement, (ii) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)	Sale of Restricted Securities. During the one year period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other Affiliates controlled by the Company to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other Affiliates controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(p)	Stamp Taxes. To pay all stamp or other issuance or transfer taxes or duties other similar fees or charges which may be imposed by any governmental or regulatory authority in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities to the Initial Purchasers pursuant to this Agreement.

(q)	Good Standings. To deliver to the Initial Purchasers on and as of the date hereof and the Closing Date satisfactory evidence of the good standing of the Company and the Guarantor in their respective jurisdictions of organization and the good standing of the Company and the Guarantor in such other jurisdictions as the Initial Purchasers may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(r)	Investment Company. For a period of two years following the Closing Date, the Company and the Subsidiaries will conduct their businesses in a manner so as to not be required to register under the Investment Company Act.

(s)	Lock–up. During the period beginning from the date hereof and continuing until the date that is 90 days after the Closing Date, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities without the prior written consent of Jefferies.

(t)	Escrow Proceeds. Prior to the Closing Date, the Notes shall have been secured by the Escrow Property to the extent and in the manner provided in the Escrow Account Security Deed and as described in the Time of Sale Document and the Final Offering Memorandum.

6. Representations and Warranties of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, represents and warrants that:

(a)	Initial Purchaser Status, Resale Terms. It is a “QIB” (as defined in Rule 144A under the Securities Act) and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Memorandum.

(b)	Sale of Restricted Exchange Securities. It will solicit offers to buy the Securities only from, and will offer and sell the Securities only to, persons reasonably believed by the Initial Purchaser (A) to be QIBs or (B) to not be “U.S. persons” (as defined under Regulation S under the Securities Act) and in compliance with laws applicable to such persons in jurisdictions outside of the United States; provided, however, that in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Time of Sale Document and the Final Offering Memorandum.

(c)	General Solicitation. No form of general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or, with respect to Securities to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Securities.

(d)	Subsequent Purchaser Notifications.

(i)	Resales Under Rule 144A. It will take reasonable steps to inform persons acquiring Securities from such Initial Purchaser in the United States that the Securities (A) have not been and will not be registered under the Securities Act, (B) are being sold to them without registration under the Securities Act in reliance on Rule 144A and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a QIB that is purchasing such Securities for its own account or for the account of a QIB to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the Securities Act.

(ii)	Resales under Regulation S. It agrees that, at or prior to confirmation of sale of the Securities, other than a sale pursuant to Rule 144A, such Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Securities from it during the 40-day distribution compliance period referred to in Rule 903 under the Securities Act a confirmation or notice in accordance with Regulation S

7. Conditions. The obligations of the Initial Purchasers to purchase the Securities under this Agreement are subject to the performance by each of the Company and the Guarantor of their respective covenants and obligations hereunder and the satisfaction of each of the following conditions:

(a)	Representations, Warranties and Agreements. All the representations and warranties of the Company and the Guarantor contained in this Agreement and in each of the other Documents shall be true and correct as of the date hereof and at the Closing Date. On or prior to the Closing Date, the Company and each other party to the Documents (other than the Initial Purchasers) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

(b)	Closing Deliverables. The Initial Purchasers shall have received on the Closing Date:

(i)	Officers’ Certificate. A certificate dated the Closing Date, signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Company and the Guarantor, on behalf of the Company and the Guarantor, to the effect that: (a) the representations and warranties of the Company set forth in Section 4 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; (b) the Company and the Guarantor have performed and complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; (c) at the Closing Date, since the date hereof, no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Time of Sale Document and the Final Offering Memorandum or contemplated hereby, neither the Company, the Guarantor nor any other Subsidiary has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any material change in the capital stock or long-term indebtedness of the Company, the Guarantor or any other Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and (e) to his knowledge, the sale of the Securities has not been enjoined (temporarily or permanently).

(ii)	Secretary’s Certificate. A certificate, dated the Closing Date, executed by the Secretary of the Company and Guarantor, certifying such customary matters as the Initial Purchasers may reasonably request.

(iii)	Good Standing Certificates. A certificate evidencing the existence or good standing of the Company issued by the Secretary of State (or applicable office) of the jurisdiction in which the Company is organized as of a date within three business days prior to the Closing Date. A certificate evidencing qualification by the Company as a foreign corporation in good standing issued by the Secretary of State (or applicable office) of each of the jurisdictions in which the Company operates as of a date within three business days prior to the Closing Date. A certificate evidencing the existence or good standing of the Guarantor issued by the Secretary of State (or applicable office) of the jurisdiction in which Guarantor is organized as of a date within three business days prior to the Closing Date. A certificate evidencing qualification by the Guarantor as a foreign corporation in good standing issued by the Secretary of State (or applicable office) of each of the jurisdictions in which such Guarantor operates as of a date within three business days prior to the Closing Date.

(iv)	Company Counsel Opinion. The opinion and 10b-5 letter of Kirkland & Ellis LLP, counsel to the Company, each dated the Closing Date, in the form of Exhibits B-1 and B-2 attached hereto.

(v)	Company U.K. Counsel Opinion. The opinion of U.K. counsel to the Company, in the form of Exhibit C attached hereto.

(vi)	Company General Counsel Certificate. The certificate of Mukund Srinath, General Counsel of the Company, dated the Closing Date, in the form of Exhibit D attached hereto.

(vii)	Pennsylvania Counsel Opinion. The opinion of Reed Smith LLP, counsel to the Company and Guarantor, dated the Closing Date, in the form of Exhibit E attached hereto.

(viii)	Initial Purchasers Counsel Opinion. An opinion, dated the Closing Date, of Shearman & Sterling LLP, counsel to the Initial Purchasers, in form satisfactory to the Initial Purchasers covering such matters as are customarily covered in such opinions.

(ix)

Comfort Letters relating to the Company. The Initial Purchasers shall have received from Ernst & Young, LLP, the registered public or certified public accountants of the Company, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel, with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum, and (B) a customary “bring-down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel, which includes, among other things, a reaffirmation of the statements made in its initial letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in the Time of Sale Document and the Final Offering Memorandum.

(x)	Comfort Letters relating to Patni. The Initial Purchasers shall have received from KPMG LLP, the registered public or certified public accountants of the Patni, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel, with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum, and (B) a customary “bring-down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel, which includes, among other things, a reaffirmation of the statements made in its initial letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in the Time of Sale Document and the Final Offering Memorandum.

(xi)	Chief Financial Officer’s Back-Up Certificate. A Chief Financial Officers’ Back-Up Certificate, dated as of the date hereof and as of the Closing Date, executed by the Chief Financial Officer of the Company providing back-up disclosure support as specified therein, in the form of Exhibit G attached hereto.

Each certificate signed by any officer of the Company or any of the Subsidiaries, delivered to the Initial Purchasers shall be deemed a representation and warranty by the Company or any such Subsidiary (and not individually by such officer) to the Initial Purchasers with respect to the matters covered thereby.

(c)	Escrow Agreement and the Escrow Account Security Deed. On the Closing Date, (i) the Company, the Trustee and the Escrow Agent shall have executed the Escrow Agreement and the Escrow Account Security Deed, and Initial Purchasers shall have received copies thereof, executed by the Company, the Trustee and the Escrow Agent and each such agreement shall be in full force and effect on and as of the Closing Date; (ii) the Escrow Property equal to the Escrow Redemption Amount shall have been deposited with the Escrow Agent solely in accordance with the Escrow Agreement; and (iii) the Trustee shall have a first-priority security interest in the Escrow Account and the Escrow Property pursuant to the Escrow Account Security Deed.

(d)	Credit Agreement. On or before the date the Acquisition is consummated, the Credit Agreement shall have been executed and delivered by the parties thereto, the closing conditions to each agreement thereunder shall have been satisfied and each agreement shall have been consummated.

(e)	Executed Documents. The Initial Purchasers shall have received fully executed copies of each Document (each of which shall be in full force and effect), and each opinion, certificate, letter and other document to be delivered in connection with the Offering or any other Transaction.

(f)	No Material Adverse Effect. Subsequent to the respective dates of the audited financial statements contained in the Time of Sale Document (exclusive of any amendment or supplement thereto), there shall not have been any Material Adverse Effect that is not described with reasonable specificity in the Time of Sale Document and the Final Offering Memorandum that could, in the sole judgment of Jefferies, be expected to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Document and the Final Offering Memorandum.

(g)	No Hostilities. Any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or material disruption in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the financial markets of, the United States would be reasonably expected to make it, in Jefferies’ sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum.

(h)	No Suspension in Trading; Banking Moratorium. (i) Trading in the Company’s common stock shall have been suspended by the SEC or the NASDAQ National Market or a suspension or material limitation of trading generally in securities on the New York Stock Exchange or the NASDAQ National Market or (ii) the declaration of a general moratorium or commercial banking by any United States Governmental Authority has occurred or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that, in the case of clause (i) or (ii) of this paragraph, in Jefferies’ sole judgment would reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

(i)	Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of the Documents and the Transactions and all other legal matters relating of the offering, issuance and sale of the Securities and the Transactions shall be reasonably satisfactory in all material respects to counsel to the Initial Purchasers; and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

8. Indemnification and Contribution.

(a)

Indemnification by the Company and the Guarantor. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which such Initial Purchaser, affiliate, director, officer, employee or such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto;

(ii)	the omission or alleged omission to state, in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii)	any breach by the Company or the Guarantor of their respective representations, warranties and agreements set forth herein or of Applicable Law;

and, subject to the provisions hereof, will reimburse, as incurred, each Initial Purchaser and its affiliates, directors, officers, employees and each such controlling persons for any reasonable legal or other expenses incurred by such person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, the Company and the Guarantor will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchasers to the Company consists of the information set forth in Section 13. The indemnity agreement set forth in this Section shall be in addition to any liability that the Company and the Guarantor may otherwise have to the indemnified parties.

(b)

Indemnification by the Initial Purchasers. Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless each of the Company, the Guarantor and their respective directors, officers, employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses to which the Company, the Guarantor or any such director, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein as set forth in Section 13; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Company, the Guarantor or any such director, officer, employee or controlling person in connection with any such loss, claim, damage, liability, expense or action in respect thereof. The indemnity agreement set forth in this Section shall be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

(c)

Notifications and Other Indemnification Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under Section 8(a) or (b) above unless and only to the extent it is materially prejudiced as a proximate result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of Section 8(a) or the Company in the case of Section 8(b), representing the indemnified parties under such Section 8(a) or (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section, in which case the indemnified party may effect such a settlement without such consent.

(d)

Settlements. No indemnifying party shall be liable under this Section for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for legal or other expenses as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or compromise of, or consent to the entry of such judgment.

(e)	Contribution. In circumstances in which the indemnity agreements provided for in this Section is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers pursuant to Section 8(b) above, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)

Equitable Consideration. The Company, the Guarantor and each Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to Section 8(e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8(e). Notwithstanding any other provision of this Section, no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchaser’s obligation to contribute hereunder shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of Section 8(e), each director, officer and employee of any Initial Purchaser, and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as such Initial Purchaser, and each director, officer and employee of the Company and the Guarantor, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantor.

9. Termination. The Initial Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the events described in Sections 7(f) (No Material Adverse Change), 7(g) (No Hostilities) or 7(h) (No Suspension in Trading; Banking Moratorium) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted by this Agreement. Any termination pursuant to this Section shall be without liability on the part of (a) the Company or the Guarantor to any Initial Purchaser, except that the Company and the Guarantor shall be obligated to reimburse the expenses of each Initial Purchaser pursuant to Section 5(f) hereof (including reasonable fees and expenses for counsel for the Initial Purchasers) or (b) each Initial Purchaser to the Company or the Guarantor, except, in the case of each of clauses (a) and (b), that the provisions of Sections 9 and 10 hereof shall at all times be effective and shall survive such termination.

10. Survival. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Company and the Guarantor set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, (ii) the acceptance of the Securities, and payment for them hereunder, and (iii) any termination of this Agreement.

11. Defaulting Initial Purchaser. If, on the Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Securities that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchaser shall be obligated to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If, on the Closing Date any Initial Purchaser shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the non-defaulting Initial Purchaser and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser or of the Company or Guarantor. Any action taken under this Section shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

12. No Fiduciary Relationship. The Company and the Guarantor hereby acknowledge that each of the Initial Purchasers is acting solely as initial purchaser in connection with the purchase and sale of the Securities. The Company and the Guarantor further acknowledge that each of the Initial Purchasers is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that any Initial Purchaser act or be responsible as a fiduciary to either the Company, the Guarantor or their respective management, stockholders or creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. Each of the Initial Purchasers hereby expressly disclaims any fiduciary or similar obligations to either the Company or the Guarantor, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Guarantor hereby confirm their understanding and agreement to that effect. The Company, the Guarantor and each of the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Initial Purchaser to the Company and the Guarantor regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company and the Guarantor. The Company and the Guarantor hereby waive and release, to the fullest permitted by law, any claims that either of the Company or the Guarantor may have against any Initial Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Guarantor in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

13. Information Supplied by Initial Purchasers. Each of the Company and the Guarantor hereby acknowledges that, for purposes of Section 4(c) and Section 8, the only information that the Initial Purchasers have furnished to the Company specifically for use in the Preliminary Offering Memorandum or the Final Offering Memorandum are the statements set forth in (a) the first sentence of the fourth paragraph, (b) the sixth paragraph, (c) the fifth sentence of the seventh paragraph and (d) the first through fifth sentences of the ninth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.

14. Miscellaneous.

(a)	Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: iGATE Corporation, 6528 Kaiser Drive, Fremont, California 94555, Facsimile: (510) 896-3010, Attention: General Counsel, with a copy to: Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Joshua Korff, and (ii) if to the Initial Purchasers, to: Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022, with a copy to: Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Jason Lehner (or in any case to such other address as the person to be notified may have requested in writing).

(b)

Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantor, the Initial Purchasers and to the extent provided in Section 8 hereof, the controlling persons, affiliates, officers, directors, partners, employees, representatives and agents referred to in Section 8 hereof and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Initial Purchasers merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Securities from the Initial Purchasers is intended to be a beneficiary of the covenants of the Company and the Guarantor contained in the Registration Rights Agreement to the same extent as if the Securities were sold and those covenants were made directly to such purchaser by the Company and the Guarantor, and each such purchaser shall have the right to take action against the Company and the Guarantor to enforce, and obtain damages for any breach of, those covenants.

(c)	Governing Law; Jurisdiction; Waiver of Jury Trial; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Company, the Guarantor and the Initial Purchasers hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions, and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Initial Purchasers, or the Company or the Guarantor, as applicable, and for any counterclaim related to any of the foregoing and (b) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(d)	Entire Agreement; Counterparts. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)	Separability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)	Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(h)	Agreement Among Initial Purchasers. Any action by the Initial Purchasers hereunder may be taken by Jefferies on behalf of the Initial Purchasers, and any such action taken by Jefferies shall be binding upon each of the Initial Purchasers.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantor and the Initial Purchasers.

Very truly yours,

iGATE CORPORATION

By:	/s/ Sujit Sircar
Name: Sujit Sircar
Title: Chief Financial Officer

iGATE TECHNOLOGIES, INC.

By:	/s/ Mukund Srinath
Name: Mukund Srinath
Title: Corporate Secretary

Signature Page to Purchase Agreement

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.

By:	/s/ John McCann
Name: John McCann
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ David Capaldi
Name: David Capaldi
Title: Managing Director

Signature Page to Purchase Agreement